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                                                                    EXHIBIT 10.1

CIT Group/
Commercial Services, Inc.
1211 Avenue of the Americas
New York, NY 11102


 THE
 CIT
GROUP                                   Oct. 25, 1993


                              FACTORING AGREEMENT
                              -------------------

Gentlemen:

     We are pleased to confirm the terms and conditions that are to govern our collected funds accounting, factoring arrangement with you.

     1. You hereby sell, transfer and assign to us, and we agree to purchase as absolute owner, all of your accounts receivable created by or arising from all of your sales of goods or rendition of services (herein "Accounts"). This includes without limitation, all Accounts arising from, sales made under any or your trade names or styles or through any of your division.

     2. Credit approval on all orders, as they are received from your customer, is to be requested from our Credit Department via computer under our Order Maintenance Automated Credit System ("OMACS"). This includes orders submitted by either; (i) on-line Terminal Access, or (ii) Electronic Batch Transmissions. All orders from your customers are to be submitted to us for credit approval in accordance with the procedures more particularly described in either the Client
                                                                         ------
Guide for On-Line Terminal Access or the Client Guide for Electronic Batch
---------------------------------        ---------------------------------
Transmission (herein the "Guides"). The entire Credit Risk (customer's failure
------------
to pay an invoice in full when due at its maturity because of its financial inability to pay) will be assumed by us on each shipment which our Credit Department has approved in writing, and as to which the customer actually receives and finally accepts delivery of the goods. Without prior written consent, you will not change the amount, terms or shipping dates of any invoice, whether or not approved by us as to credit, or grant any other indulgence with respect thereto. Credit approval with respect to any shipment of goods may be withdrawn any time before, but not after shipment is made and shall be effective only if delivery is made within thirty (30) days from the date specified in the approved order, or within thirty (30) days from the date of approval (if no delivery date is specified). We shall have no liability whatsoever to you or to any person or firm for not approving, or withholding approval of, any credit to any customer.
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We shall send to you a computer generated Order Conformation Report (the
"Report") each day, for orders entered that day, which will indicate credit approvals by our Credit Department, or other disposition. This Report shall constitute the official record of our written credit approvals. All information and exhibits contained in the Guides or on any screen accessed by you or any print-outs, reports, statements or notices received by you (herein "Information and Documentation") are, and shall remain, our exclusive property and shall be used only by you for the training, reference and business use of authorized personnel within your organization and for the processing of factoring related transactions between you and us. Further, the Guides and any Information or Documentation shall not be disclosed to or used by anyone other than you (nor by any unauthorized party whatsoever), in whole or part, except after obtaining the express written permission of an authorized officer of the undersigned. Although we will make every effort to assure the correctness of the Information and Documentation, we make no representatives or warranties, express or implied, with respect to the Information or Documentation or its intended use.

        3. All of your invoices shall bear a notice that the Account has been assigned to, is owned by, and is payable only to us. All invoices shall be mailed by you to your customers at your expense. You will give us copies of all invoices with such confirmation of the transfer of Accounts to us and such proof of shipment or delivery as we may require. We are authorized to regard your printed name or rubber stamp signature on confirmatory assignment schedules, or invoices as the equivalent of a manual signature by one of your authorized officers or agents. Should you for any reason defer shipment of goods which you have sold and invoiced to a customer, you will; so note on the copies of invoices submitted to us; submit all other relevant details to us; and comply with any conditions we deem necessary as a prerequisite to our handling these Accounts on our books.

        4. You hereby represent and warrant that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by you in the ordinary course of your business; the goods and inventory being sold and the Accounts created are your exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than in our favor; your customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense of counterclaim; all amounts are due in United States Dollars; all original invoices bear notice of the assignment to us; any taxes or fees relating to your Accounts or goods are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, parent of affiliated company of yours, You also warrant and represent that you are a duly organized and validly existing corporation and are qualified in all states where necessary. You agree to maintain such books and records will be available to us at reasonable business hours, and you agree to furnish us with such other information regarding your business affairs and financial condition, all as we may require from time to time. You further agree promptly to notify us if any change in your name, place of business or corporate structure.
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        5.  We shall purchase the Accounts at the gross amount of the respective invoices, less any trade and cash discounts (based on the longest or shortest terms allowable to your customers, as we elect), and less credits and allowance (the "Net Sales"). Trade and cash discounts shall be considered applicable to postage, freight and incidental charges, as well as to the price of the goods. Net Sales factored with us each month shall be posted to your account as of the date we received confirmatory assignment schedules.

        6. We may at your request, make advances to you against the Net Sales prior to the collection thereof, subject to our right to hold any reserve we deem necessary as security for payment and performance of any and all of your
Obligations as herein defined           Any advances which may be made to you
prior to shipment, and any debit balances whatsoever in your account shall be payable to us in demand. Checks and other proceeds of Net Sales, as are received by us in payment of Accounts, will be posted to your account with us; however, we shall debt your account monthly with the cost of seven (7) additional business days on all such amounts computed at the rate set forth in paragraph 13 hereof.

        7. The amount of Net Sales for any Account shipped at our Credit Risk (as herein above provided), which remains unpaid due solely to Credit Risk, will be credited to your account with us.

           (a) as of the date of the Accounts longest maturity, if such customer: makes an assignment for the benefit of creditors; filed against it a pertiton under any bankruptcy or insolvency act; calls a meeting of its creditors; institutes any proceeding to compromise or adjust its debts; of if any proceeding is instituted by or against such customer for relief under any State or Federal bankruptcy or insolvency law; or if a receiver or trustee is appointed for the customer; or

           (b) as of the last day of the third month following its longest maturity date, if such Account remains unpaid as of said date without the happening of any of the events specified in (a) herein above.

Should it subsequently be determined that any such account credited to you hereby remained unpaid due to any reason other than Credit Risk, we shall have the right to reverse the credit, and debit your account accordingly.

        8. You agree to notify us promptly of any matter affecting the value enforceability or collectability of any Account and of all customer disputes, offsets, defenses, counterclaims, returns and rejections. You agree to issue credit memoranda promptly (with duplicates to us) upon accepting returns or granting allowances, and may continue to do so until we have notified you that such credits or allowances are to be made only after our prior written approval. We shall cooperate in the adjustment of any
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such customer disputes, but we may at any time charge your account as of the due date of the invoice, with the amount of (a) each Account with respect to which any alleged customer dispute, offset, defense, deduction or counterclaim is asserted or which is not paid in full at maturity for any other reason other than Credit Risk (including, but not limited to, non-payment due to acts of God, civil strife, war and the like); (b) each Account upon which we do not have the Credit Risk at the time of the shipment and which is not paid in full at maturity; and (c) any Account as to which there is any breach of warranty. Such charge shall not constitute a reassignment to you of the Account involved. It is further agreed that any deduction taken by a customer shall be immediately charged back to your account. We shall also be entitled to charge your account with: amounts we receive in payment of Accounts at your Credit Risk and which thereafter we are required to turnover or return; any and all expenses and attorney's fees incurred by us in collecting or attempting to collect any Accounts charged back to you, or any Obligation hereunder; and any expenses incurred by us as a result of customer checks that are not paid upon presentment for any reason. Further, we shall be entitled to charge your account a reasonable fee for each Account at your Credit Risk which we may place with a collection agency or attorney for collection.

        9. After the end of each month, we shall send you an Account Current statement showing the accounting for the Net Sales, charges, advances and other transactions occurring between us during that month. The monthly statements shall be deemed correct and binding upon you and shall constitute an account stated between us, unless we receive a written statement of your exceptions within thirty (30) days after same is mailed to you.

        10. Without the necessity of further formality or writing, you hereby transfer, assign and grant to us a lien on and security interest in all of your right, title and interest in and to all of your now existing and future (a) Accounts (whether or not specifically assigned or factored hereunder), any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all federal, state and local income tax refunds, and all forms of obligations owing to you; (b) unpaid seller's rights (including recision, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all of the foregoing. (It is however understood that we shall have no obligation to perform in any respect, any contracts relating to any Accounts). You agree to comply with all appropriate laws in order to perfect our interest in the collateral pledged hereunder, and to execute any financing statements or additional documents, as we may require, to effectuate the foregoing and to carry out this agreement. We are hereby authorized by you to file any financing statements covering the collateral whether or not your signature appears thereon.

        11. The lien and security interest hereunder and any lien or security interest that we may have in any of your other assets or property, shall secure payment and
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performance of all your now existing and future indebtedness or obligations to us, whether absolute or contingent and whether arising hereunder or under any other agreements or arrangements between us, or by operation of law or otherwise, including without limitation, indebtedness for goods or services purchased by you or from any concern whose accounts receivable are factored or financed by us and indebtedness arising under any guaranty made by you to us (herein "Obligations"). Any reserves or balances to your credit and any other property or assets of yours in out possession may be held by us as security for any Obligations. We may in our discretion, charge any or all of the Obligations to your account at any time and from time to time.

        12. As owners and assignees of the Accounts, we shall have the right to bring suit, in your name or ours, and generally have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in your name or ours. Any checks, cash, notes or other instruments or property received by you with respect to any Accounts shall be held by you in trust for us, separate from your own property and funds, and immediately turned over to us with proper assignments or endorsements. We may endorse or sign your name or ours on any checks or other instruments with respect to Accounts or the goods covered thereby. All returned, reclaimed or repossessed merchandise or goods shall be set aside by you, marked with our name and held by you for out account as owner, and you shall notify us promptly of all such goods. If we so request, you agree promptly to pay us the invoice price thereof, or if we so elect you will deliver such merchandise or goods to us or sell same for our account. We shall however have the right to sell or otherwise dispose of such goods on terms acceptable to us without notice to you. You further agree to make your records, files and books of account available to us on request and that we may visit your premises during normal business hours to examine such records, files and books of account and to make copies of extracts thereof and to conduct such examinations as we deem necessary. In order to cover any costs and expenses we may incur in connection with performing any such examinations, we shall be entitled to charge your account a fee for each day or part thereof in which the examination is conducted, plus any additional out-of-pocket costs and expenses we incur as a result of conducting said examination.

        13. Interest shall be calculated at the rate of eight percent (8%) per annum, based on the six percent (6%) per annum "Chemical Rate" as of October 1, 1993. The Chemical Rate is the rate of interest publicly announced by Chemical Bank in New York, New York from time to time as its prime rate. (The prime rate is not intended to be the lowest rate or interest charged by Chemical Bank to its borrowers.) In the event of any change in the aforesaid Chemical Rate, the rate of interest hereunder shall change 1/4 of 1% for each 1/4 of 1% change in the Chemical Rate, as of the first of the month following any such change. Interest shall be calculated based on a 360 day year. Interest shall be charged on: all advances, all charges hereunder, and any debit balance in your account.

        14. For our services hereunder, we shall be entitled to a commission of one and one-eighth (1 1/8%) on the gross face amount of all Accounts factored with us during each calendar month, plus one-quarter of one percent (1/4 of 1%) of the gross face
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amount of each Account for each thirty-day period or part thereof by which the terms of sale applicable to such Account (whether as originally stated, or as a result of a change of terms requested by you or the customer) exceed sixty (60) days, based on the longest terms allowed. The commission shall be due and charged to your account as of the 15th day of that month. In no event shall the factoring commission payable by you to us for the first Contract Year, or part thereof, be less than $25,000.00. Commencing on November 1, 1994, and for each Contract Year or any part thereof thereafter, in no event shall the factoring commission payable by you to us be less than $36,000.00. The minimum commission on each invoice evidencing an account receivable purchased by us shall not be less than $5.00. In the event that the actual commission paid to us by you during any Contract Year, or part thereof, is less than the amounts as set forth herein, we shall charge your account as of the end of such Contract Year with an amount equal to the difference between the actual commission paid by you during such period and the amounts set forth herein. Nothing contained herein should be construed as consenting to a termination of the Agreement other than as provided herein. As used herein, the term "Contract Year" shall mean the twelve-month period commencing on November 1, 1993 and each consecutive twelve-month period thereafter.

        15. Any balance on our books in your favor in your advance account shall be credited with interest at a rate four percent (4%) per annum below the Chemical Rate being used to calculate interest hereunder for the period.

        16. We shall be entitled to charge your account with all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including without limitation, all reasonable fees and expenses of our attorneys (whether in-house or outside counsel), all search fees, the cost of all public record filings and wire transfer charges. We shall also be entitled to charge your account, in out discretion, with a reasonable fee for all trial balances and sales summaries we prepare at your request, and for the use by you of the on-line computer services described in paragraph 2 hereof, which fee for computer usage is presently $20.00 per hour, or any part of an hour. Further, a fee will be charged to your account for each new customer set-up on our accounts receivable data base, as follows: a fee of $10.00 will be charged when you submit an order or invoice for any customer that has not had any activity with us for at least eighteen (18) months prior thereto and is not established on our files; and a fee of $5.00 will be charged when you submit an order or invoice for any customer that has not had any activity with us on your account for at least eighteen (18) months, but has been active during such period with respect to other clients of ours; provided, however, that no fees will be charged for new customer set-ups during the first six (6) months from the date of this Agreement. All fees and charges referred to in this paragraph may be changed by us from time to time on notice to you.

        17. You may terminate this Agreement only as of any Anniversary Date, as herein defined, and then only by giving us at least sixty (60) days prior written notice of termination. We may terminate this agreement at any time by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given. This Agreement continues uninterrupted unless terminated as herein provided. As used
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herein the term "Anniversary Date" shall mean November 1, 1995, and the same date in every year thereafter. Unless sooner demanded, all of your Obligations shall become due and payable as of any termination and, pending a final accounting, we may withhold any balances in your account unless supplied with an indemnity satisfactory to us to cover all of your Obligations, whether absolute or contingent. All our rights and security hereunder shall continue after any termination until all Obligations have been paid and satisfied in full. We may terminate this agreement immediately upon the occurrence of any of the following: cessation of your business or the calling of a meeting of your creditors; failure to meet your debts as they mature; the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; breach by you of any warranty or covenant contained herein; or your failure to pay any of the Obligations when due. In any such event, we may remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or we may use (at your expense) such of your personnel, supplies or space at your place of business or otherwise, as may be necessary to properly administer and control the Accounts of the handling of collections and realizations thereon. Also in any such event we may without advertisement, sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, goods or other property, held by you or by us for our account, at public or private sale, for cash, on credit or otherwise at our sole option and discretion, and we may bid or become purchasers at any such sale, free from any right of redemption which is hereby expressly waived by you. (If notice of intended disposition of any said collateral is required by law five days notice shall constitute reasonable notification.) The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including attorneys' fees) shall be applied by us to the payment of your Obligations to us, whether due or to become due in such order as we may elect and you shall remain liable to us for any deficiencies.

        18. This constitutes the entire agreement between us; supercedes any prior agreements; can be changed only by a writing signed by both of us; and shall bind and benefit each of us and our respective successors and assigns. Our failure or delay to exercise any right hereunder shall not constitute a waiver thereof or bar us from exercising any of our rights at any time; nor shall any course of dealing between us change or modify this agreement. The validity, interpretation and enforcement of this agreement shall be governed by the laws of the State of New York.

        19. WE EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR TRANSACTIONS BETWEEN US.
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        If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this agreement. This agreement shall take effect as of the date set forth above after being accepted below by one of the officers in New York, after which, we shall forward your copy to you with signatures completed for your files.

                                        Very truly yours,

                                        THE CIT GROUP/ COMMERCIAL SERVICES, INC.

                                        By /s/ Joseph Pascal
                                           ------------------------------
                                           Name: JOSEPH PASCAL
                                           Title: Vice President


Read and Agreed to:

LBU, INC.

By  /s/ Jeffrey Mayer
   --------------------------
   Name: JEFFREY MAYER
   Title: President


                                        Accepted at New York, New York

                                        THE CIT GROUP/ COMMERCIAL SERVICES, INC.

                                        By /s/ Richard V. Romer
                                           ------------------------------
                                           Name: RICHARD V. ROMER
                                           Title: EVP